ESCROW AGREEMENT

     THIS ESCROW AGREEMENT dated the 29th day of August, 1997 (the "Escrow Agreement"), is among Nichols Research Corporation, a Delaware corporation ("NRC"); NRC's wholly owned subsidiary, Nichols SELECT Corporation, a Delaware corporation ("SELECT") TXEN, Inc., an Alabama corporation, ("TXEN"); the holders of all of the $0.002 par value Class A Common Stock of TXEN (the "Shareholders"); and SouthTrust Bank, N.A. (the "Escrow Agent").

                         W I T N E S E T H

     Pursuant to that certain Agreement of Merger dated August 27, 1997, (the "Merger Agreement"), TXEN has agreed to merge into SELECT with SELECT as the surviving corporation. Capitalized terms used herein unless otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement. Pursuant to Section 17.3 of the Merger Agreement, the Shareholders have agreed to indemnify NRC and SELECT and have agreed that the assets deposited pursuant to this Escrow Agreement shall secure the indemnification obligations.

     Therefore, pursuant to the Merger Agreement and in consideration of the mutual covenants hereinafter contained, the parties hereby agree as follows:

     SECTION 1. On even date herewith, Shareholders have deposited with the Escrow Agent the sum of Eight Hundred Seventy Seven Thousand Five Hundred Thirteen and Twenty-Six cents ($877,513.26) (the "Escrow Money") and 54,208 shares of NRC Common Stock (the "Escrow Stock). The Escrow Money and the Escrow Stock (collectively the "Escrow Fund") shall be held by the Escrow Agent hereunder as partial security for the performance by Shareholders of their indemnification obligations set forth in Section 17.3 of the Merger Agreement.

     SECTION 2. The Escrow Fund and any interest thereon shall be held by the Escrow Agent for the account of the Shareholders, subject to written instruction signed jointly by NRC and Shareholders or as otherwise provided herein.

     SECTION 3. (a) At anytime on or prior to the Escrow Termination Date, as hereafter defined, with respect to the Escrow Fund, NRC or SELECT may give written notice (the "Initial Notice") to Shareholders and the Escrow Agent of a claim (a "Claim") for indemnification resulting from any Damages (as defined in the Merger Agreement) suffered, sustained or incurred by NRC or SELECT or that may reasonably be expected to be suffered by NRC or SELECT as a result of any matters made the subject of Section 17.3 of the Merger Agreement or otherwise arising out of the transactions contemplated by and made the subject of the Merger Agreement. If the Shareholders dispute such Claim, the Shareholders shall send written notice to NRC, SELECT and the Escrow Agent that such Claim is disputed within twenty (20) days after Shareholders are deemed to have received the Initial Notice (a "Counter Notice"). Thereafter, except as provided in the next sentence, the Escrow Agent shall not deliver any of the Escrow Fund or interest thereon made the subject of the Claim to NRC, SELECT or Shareholders, except upon joint written instructions of NRC, SELECT and Shareholders. As an alternative to joint written instructions, NRC, SELECT or Shareholders may give a notice (a "Claim Notice") to the other party and the Escrow Agent to the effect that a Claim on all or part of the Escrow Fund (and accrued interest thereon) has been resolved, which notice shall set forth the amount of the Claim to be delivered to NRC, SELECT or Shareholders, if any, and shall have appended a copy of a judicial order, judgment or decree which evidences a resolution of the Claim, including a certification that neither party has filed an appeal or that any appeal which has been filed has been finally resolved.

               (b) Upon receipt of the Claim Notice with all necessary attachments, or upon receipt of joint written instructions, the Escrow Agent shall promptly deliver to NRC, SELECT or Shareholders the amount due such party as set forth in the Claim Notice, if any, or the amount due such party as set forth in the joint written instructions.

               (c) NRC or SELECT may file Claims on both the Escrow Fund and any interest thereon, less disbursement made of net income under
Section 4 hereof. If a Claim on less than all of the Escrow Fund and any interest thereon is filed and all or any part of such Claim is ultimately paid to NRC or SELECT, then, in addition to the amount of the Claim required to be paid to NRC or SELECT as a result of joint written instructions or a Claim Notice, the Escrow Agent shall pay to NRC, out of any remaining Escrow Fund and any interest thereon, an amount of interest equal to the interest allocable to the amount of the Claim actually paid to NRC or SELECT from the date of the Initial Notice until the date all or any part of the Claim is paid to NRC, less disbursements made of net income under Section 4 hereof.

               (d) With respect to all amounts held in the Escrow Account (and the interest thereon), the Escrow Termination Date shall be the earlier of:

                    (i)  September 1, 1998, or

                    (ii) the  date  the  Escrow  Agent  no longer holds any
                         funds hereunder as a result of prior Claims, joint written instructions or Claim Notices.

On  the  Escrow  Termination  Date,  the  Escrow  Agent  shall deliver  any remaining Escrow Fund, including any accrued interest thereon, less disbursements of net income made under Section 4 hereof, to the Representative, unless an Initial Notice, Claim, or Claim Notice is pending, in any of which cases the amount claimed, together with interest on the amount claimed from the date of the Initial Notice to the Escrow Termination Date, shall be retained by the Escrow Agent until a resolution of such pending Claims. Upon final resolution of the pending Claims and disbursements of the amounts retained by the Escrow Agent in accordance with Claim Notices or joint written instructions, this Escrow Agreement shall terminate. All assets distributed by Escrow Agent to Shareholders hereunder shall be distributed to the Representative for the benefit of the Shareholders. It shall be the responsibility of the Representative to distribute to each Shareholder his portion of the assets distributed from the Escrow Account in accordance with the Merger Consideration Allocation in EXHIBIT "C" of the Merger Agreement.

               (e)  The  Representative  of  the Shareholders appointed  in
Section 21.10 of the Merger Agreement is authorized (i) to take all actions permitted hereunder by the Shareholders, including joint instructions, Counter Notices, and Claim Notices on behalf of the Shareholders, (ii) to agree to, dispute or settle and compromise any Claim, Counter Notice and Claim Notice given hereunder for and on behalf of the Shareholders, (iii) to receive and respond to any notice or other communication given to the Shareholders hereunder and (iv) to receive all payments on behalf of the Shareholders pursuant to this Escrow Agreement. The Escrow Agent, NRC and SELECT shall be fully protected in dealing exclusively with the
Representative as the authorized agent of the Shareholders and the Shareholders shall indemnify and hold harmless the Escrow Agent, NRC and SELECT from any liability arising out of or in connection with the authorization herein granted the Representative to act for and on behalf of the Shareholders.

     SECTION 4. For tax purposes, interest earned on the Escrow Fund shall be taxed to the Shareholders in proportion to their share of the Merger Consideration as shown on EXHIBIT "C" of the Merger Agreement, except only so much of same that is actually distributed to NRC during any tax period. The Shareholders shall furnish the Escrow Agent with their taxpayer identification numbers simultaneously upon execution of this Escrow Agreement and a statement from the Shareholders that they are not subject to backup withholding. The Escrow Agent shall disburse to the Representative for distribution to the Shareholders, in accordance with the Merger Consideration Allocation in EXHIBIT "C" of the Merger Agreement, thirty percent (30%) of the net income earned during each calendar year within thirty (30) days after the end of such year.

     SECTION 5. With respect to the Escrow Stock, the following provisions shall apply:

               (a) Each stock certificate evidencing Escrow Stock shall be in the name of "SouthTrust Bank, N.A., as Escrow Agent under Escrow Agreement dated August 29, 1997."

               (b) Whenever a disbursement is made from the Escrow Fund, such disbursement shall be prorata between the money and the NRC Common Stock deposited in escrow with respect to each Shareholder in accordance with EXHIBIT "C" of the Merger Agreement. For this purpose, the value of the Escrow Stock shall be determined in accordance with Section 5(c) below.

               (c) The value of the NRC Common Stock for purposes of paying any portion of the Escrow Funds to NRC or SELECT shall be the closing sale price of such stock on the NASDAQ National Market (as reported by the WALL STREET JOURNAL) on the fifth trading day preceding the date of distribution.

               (d) Whenever a distribution of Escrow Stock is made from the Escrow Fund, the Escrow Agent shall effect such distribution by delivering the Escrow Stock to the transfer agent with appropriate instructions to reissue the stock certificate(s) to the persons entitled thereto.

               (e) While the NRC Common Stock is held in escrow, each Shareholder depositing such stock with the Escrow Agent shall be entitled to instruct the Escrow Agent regarding the voting of his shares and shall be entitled to all dividends declared thereon, except that NRC stock issued pursuant to a stock dividend, stock split, or other transaction affected without consideration shall continue to be held in the Escrow Fund.

     SECTION 6. All notices and other communications under this Escrow Agreement shall (a) be in writing (which shall include communications by facsimile), (b) be (i) sent by registered mail or certified mail, postage prepaid, return receipt requested or by facsimile, or (ii) delivered by hand, (c) be given at the following respective addresses and facsimile numbers and to the attention of the following persons:

                    (i)  If to Shareholders, to:

                         Thomas L. Patterson
                         Shareholder Representative
                         1010 Inverness Center Parkway, Suite 140
                         Birmingham, Alabama 35242
                         Telephone: (205) 995-9898
                         Facsimile: (205) 995-8640

                         (with a copy to:)

                         Thomas A. Ritchie, Esq.
                         Ritchie & Rediker, L.L.C.
                         312 North 23rd Street
                         Birmingham, Alabama 35203-3878
                         Telephone:  (205) 251-1288
                         Facsimile:  (205) 324-7832

                    (ii) If to NRC, to:

                         Nichols Research Corporation
                         4040 Memorial Parkway South
                         Huntsville, Alabama  35802-1326
                         Attention:  Chief Executive Officer
                         Telephone:  (205) 883-1140
                         Facsimile:  (205) 880-0367

                         (with a copy to:)

                         Lanier Ford Shaver & Payne P.C.
                         200 West Court Square, Suite 5000
                         P.O. Box 2087
                         Huntsville, Alabama  35804
                         Attention:  John R. Wynn, Esq.
                         Telephone:  (205) 535-1100
                         Facsimile:  (205) 533-9322

                    (iii) If to SELECT, to:

                         Nichols Select Corporation
                         c/o Nichols Research Corporation
                         4040 Memorial Parkway South
                         Huntsville, Alabama 35802
                         Attention:  Michael  J. Mruz
                         Telephone: (205) 883-1140
                         Facsimile: (205) 880-0367

                         (with a copy to:)

                         Lanier Ford Shaver & Payne P.C.
                         200 West Court Square, Suite 5000
                         P.O. Box 2087
                         Huntsville, Alabama 35804
                         Attention:  John R. Wynn, Esq.
                         Telephone:  (205) 535-1100
                         Facsimile:  (205) 533-9322

                    (iv) If to the Escrow Agent, to:

                         SouthTrust Bank, N.A.
                         P.O. Box 267
                         Huntsville, Alabama 35804
                         Attention:  Richard George
                         Telephone:  (205) 551-4126
                         Facsimile:  (205) 551-4038

or at such other address or facsimile number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address," and (d) be effective or deemed delivered or furnished (i) if given by mail, on the third day after such communication is deposited in the mail, addressed as above provided, (ii) if given by facsimile, when such communication is transmitted to the appropriate number determined as above provided in this Section 6 and the appropriate acknowledgement is received and (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address or facsimile number shall not be deemed furnished until received.

     SECTION 7. (a) The Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property.

               (b) The Escrow Agent may act in reliance upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, Initial Notice, Counter Notice, Claim Notice, Claim, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

               (c) The Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith and shall not be liable for any acts or omissions unless caused by its negligence or willful misconduct.

               (d) This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

               (e) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or document, or instrument or property held or delivered to it.

               (f)  NRC and Shareholders  agree  that they shall be equally responsible for the payment of all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of such duties hereunder, including reasonable fees, expenses and disbursements of its counsel. The Shareholders' share of any such fees and expenses of the Escrow Agent may be withheld and paid from the Escrow Fund. The immediately preceding sentence survives, despite any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

               (g) The Escrow Agent does not have and will not have any interest in any of the Escrow Fund deposited or held hereunder but is serving only as escrow holder and having only possession thereof.

               (h) All Escrow Fund received by the Escrow Agent shall be invested and reinvested by the Escrow Agent in treasury notes not having a greater maturity than one year which may be purchased through SouthTrust Securities, Inc., except the Escrow Agent may hold a sufficient amount in a money market fund (which may include a money market fund of the Escrow Agent or its affiliate) to meet anticipated distributions.

               (i) In the event the Escrow Agent before the termination of the escrow created by this Escrow Agreement receives or becomes aware of conflicting demands or claims with respect to this escrow or the rights of any of the parties hereto, or any funds, securities, property or documents deposited herein or affected hereby, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to its satisfaction. The Escrow Agent shall have the further right but not the obligation to commence or defend any action or proceedings for the determination of such conflict including, but without limiting the generality of the foregoing, a suit in interpleader brought by the Escrow Agent. In the event the Escrow Agent files a suit in interpleader and delivers to the court all funds, securities, property or documents then in deposit hereunder, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Escrow Agreement. NRC and Shareholders agree that they shall be equally responsible for the payment of all costs, damages, judgments and expenses, including reasonable attorneys' fees, suffered or incurred by the Escrow Agent in connection with or arising out of its escrow (except those caused by Escrow Agent's own negligence or willful misconduct). However, as between NRC and the Shareholders, the nonprevailing party with respect to a Claim shall be required to pay the costs and expenses of the prevailing party including the prevailing party's share of all of the costs, damages and expenses of the Escrow Agent, if any.

               (j) The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which it may in good faith do or refrain from doing in connection herewith; nor shall the Escrow Agent be liable if, in the event of any dispute or question as to its duties or obligations hereunder, it acts in accordance with written opinion of its legal counsel, which may include attorneys who are members of or who are employed by the Escrow Agent. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper party or parties and will incur no liability in so acting.

     SECTION 8. (a) This Escrow Agreement and the Merger Agreement constitute the entire understanding among the parties in connection with the subject matter hereof, and no waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

               (b)  This   Escrow   Agreement  shall  be  governed  by  and
construed in accordance with the internal substantive laws and not the choice of laws rules of the State of Alabama.

               (c)  This  Escrow  Agreement shall be binding upon and inure
to   the   benefit  of  the  parties  hereto,   their   respective   heirs,
administrators, executors, successors and assigns.

               (d) This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Escrow Agreement and all of which taken together shall constitute one and the same instrument.

               (e) If one or more provisions of this Escrow Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Escrow Agreement and the balance of this Escrow Agreement shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Escrow Agreement the day and year first above written.


                              NICHOLS RESEARCH CORPORATION, a
                              Delaware corporation

                                   Michael J. Mruz
                              By ____________________________
                                   Its President

                                        "NRC"


                              NICHOLS SELECT CORPORATION, a
                              Delaware corporation

                                   Michael J. Mruz
                              By _____________________________
                                   Its Chief Executive Officer

                                        "SELECT"

                               SOUTHTRUST BANK, N.A.

                                   Richard George
                              By ____________________________
                                   Its Senior Vice President

                                        "Escrow Agent"

                              SHAREHOLDERS OF TXEN, INC.:

                              Philip Bowling
                              ___________________________________
                              Philip Bowling


                              Billy E. Callans
                              ___________________________________
                              Billy E. Callans


                              William L. Crocker
                              ___________________________________
                              William L. Crocker


                              Jeffrey J. Fisher
                              ___________________________________
                              Jeffrey J. Fisher


                              Gregory L. Fuller
                              ___________________________________
                              Gregory L. Fuller


                              Noel Gartman
                              ___________________________________
                              Noel Gartman


                              Robert D. Goodworth
                              ___________________________________
                              Robert D. Goodworth


                              Chris H. Horgen
                              ___________________________________
                              Chris H. Horgen


                              Bryan V. Jennings
                              ___________________________________
                              Bryan V. Jennings


                              Amy E. Knowles
                              ___________________________________
                              Amy E. Knowles


                              Scott McFarland
                              ___________________________________
                              Scott McFarland


                              Patricia R. Mize
                              ___________________________________
                              Patricia R. Mize


                              Todd K. Morgan
                              ___________________________________
                              Todd K. Morgan


                              Nancy R. Onaka
                              ___________________________________
                              Nancy R. Onaka


                              Thomas L. Patterson
                              ___________________________________
                              Thomas L. Patterson


                              Paul D. Reaves
                              ___________________________________
                              Paul D. Reaves


                              Roy T. Sailor
                              ___________________________________
                              Roy T. Sailor


                              Steven A. Selikoff
                              ___________________________________
                              Steven A. Selikoff


                              Annie M. Till
                              ___________________________________
                              Annie M. Till


                              Maxine Wade
                              ___________________________________
                              Maxine Wade


                              Richard G. Waggener
                              ___________________________________
                              Richard G. Waggener


                              David A. Watts
                              ___________________________________
                              David A. Watts


                              Terence A. Weber
                              ___________________________________
                              Terence A. Weber


                              H. Grey Wood
                              _____________________________________________
                              H. Grey Wood

                              Board of Trustees of the University of
                                 Alabama, for use of and on behalf of the University of Alabama, Tuscaloosa, Alabama

                                   Robert A. Wright
                              By: _________________________________________
                                   Its Vice President for Financial
                                   Affairs and Treasurer

                                   Reba J. Essary
                              By: _________________________________________
                                   Its Comptroller Associate Treasurer

                                   Thomas L. Patterson
                             ______________________________________________
                              Thomas L. Patterson, Trustee of the Patterson
                                 Family Charitable Unitrust, established
                                 August 5, 1997
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